Exhibit 10(25)

RULES

UK SHARE SAVINGS SCHEME

1.   DEFINITIONS

In these Rules

(A)	The following words and expressions shall have the following meanings:-

“Act” means the Income and Corporation Taxes Act 1988.

“Adoption Date” means the date on which the Scheme is approved by the Inland Revenue under Schedule 9 of the Act after being adopted by the Company.

“Associated Company” shall have the meaning given to it by sub-paragraph 187(2) of the Act for the purposes of paragraph 23 of Schedule 9 of that Act.

“Auditors” means the Auditors of the Company for the time being and from time to time.

“Board of Directors” means the Board of Directors of the Company or a duly authorised committee thereof.

“Bonus Date” means the third, fifth or seventh anniversary of the starting date of the Savings Contract selected by the Eligible Employee in his application for an Option (as postponed by reason of any failure to pay a contribution on or before its due date).

“Committee means the Compensation and Employee Benefits Committee of the Board of Directors or a duly authorised committee thereof.

“Company” means Sara Lee Corporation.

“Control” shall have the meaning given thereto by Section 840 of the Act.

“Date of Grant” means the date on which an Option is granted or is to be granted under Rule 2.

“Eligible Employee” means a person who is a director or employee of a company or companies within the Group and who:

(i)	at the relevant Invitation Date either

(a)
has been a director or employee of a company or companies within the Group for a continuous period of three (modified in 1998) months or more, and is chargeable to tax in respect of his office or employment under Case 1 of Schedule E; or

(b)	is designated by the Committee as an Eligible Employee; and

(ii)	has agreed to enter into a Savings Contract in accordance with these Rules; and

(iii)	is not ineligible to participate in the Scheme by virtue of the provisions of paragraph 8 of Schedule 9 to the Act.

“Exercise Price” means the price per Share payable on the exercise of an Option as determined under paragraph 3(A).

“Group” means the Company and such of the companies under the Control of the Company as are incorporated in any part of the United Kingdom and are nominated from time to time by the Committee as participating companies for the purposes of the Scheme.

“Invitation Date” means the date on which the Committee invites Eligible Employees to apply for a grant of Options.

“Option” means a right to acquire Shares to be granted in accordance with these Rules or which have been so granted and are still subsisting.

“Participant” means any person who has been granted an Option under the Scheme. Reference to a Participant shall include, where the context so admits or requires, his personal representatives.

“Savings Body” means the Department for National Savings and any building society or institution authorised under the Banking Act 1987 with which a Savings Contract can be made.

“Savings Contract” means a contract under a certified contractual savings scheme (within the meaning of section 326 of the Act) which is entered into with a Savings Body nominated by the Committee and has been approved for the purposes of Schedule 9 to the Act by the Board of Inland Revenue.

“Scheme” means the Sara Lee Corporation UK Share Savings Scheme as constituted in accordance with these Rules with and subject to any amendments effected in accordance with these Rules.

“Secretary” means the Secretary of the Company for the time being and from time to time.

“Shares” means fully paid common shares with a par value of $1.33 1/3 each in the capital of the Company which comply with the conditions of paragraphs 10 to 14 of Schedule 9 to the Act.

“Specified Age” means the common retirement age for men and women of 65 or whatever age may be notified to the Inland Revenue by the Committee from time to time.

“Total Savings” means the sum of the periodic contributions to be made under the Savings Contract and the bonus payable after the Bonus Date.

(B)	Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

(C)	Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted.

2.   GRANT OF OPTIONS

(A)
Following the Adoption Date the Committee may invite all persons who may become Eligible Employees by the relevant Date of Grant to apply for a grant of Options. Any such applications must comply with and will be subject to Rule 4 and must be made on or before a closing date specified by the Committee such closing date being not less than fourteen days and not more than twenty-eight days after the relevant Invitation Date. Options will be granted (to those Eligible Employees who have applied hereunder and who are still in the service of the Group at the relevant Date of Grant) within twenty-nine days after the relevant Invitation Date provided that where the provisions of paragraph 4(C) are brought into operation Options may be granted not later than forty-one days after the relevant Invitation Date.

(B)	No monetary payment to the Company shall be required from a Participant on the grant of an Option.

(C)
The Committee shall, in accordance with Rules 3 and 4, determine the number of Shares in respect of which an Option is granted to each applicant and shall effect such grant by a recommendation to the Board of Directors who shall effect the granting of such Options.

(D)
The grant of an Option hereunder shall be evidenced by a statement issued to each Participant specifying the Date of Grant, the number of Shares over which the Option is granted and the Exercise Price thereof.

3.   EXERCISE PRICE AND VARIATIONS IN SHARE CAPITAL

(A)
The Exercise Price shall be such amount as the Committee may determine being not less than the nominal value of a Share or, if greater, eighty five per cent of the middle market quotation of a Share as derived from The New York Stock Exchange or The London Stock Exchange on the business day immediately preceding the relevant Invitation Date.

(B)
In the event of any variation after the Adoption Date of the number of Shares in issue, in consequence of a capitalisation or rights issue, subdivision, consolidation or reduction of share capital the number of Shares comprised in an Option and/or the Exercise Price thereof shall be adjusted by the Committee in such manner and with effect from such date as they may determine to be appropriate (not excluding retrospective adjustments where such variation occurs after the date of exercise of an Option but the record date relating to such variation precedes such date of exercise) provided that the Auditors shall have certified in writing that such adjustments are in their opinion fair and reasonable and the Board of Inland Revenue have approved the adjustment. Any such adjustments shall be made on the basis that the total Exercise Price originally payable by a Participant on full exercise of his Option shall as nearly as practicable remain unchanged and that the Exercise Price shall not in any event be less than the nominal value of a Share.

(C)
Unless otherwise agreed with the Inland Revenue, the United States dollar exchange rate for pounds sterling for the purposes of calculating the Exercise Price shall be the noon buying rate in the City of London on the business day immediately preceding the relevant Invitation Date.

4.   APPLICATION FOR OPTIONS

(A)
Application for Options under the Scheme shall be made in such form as the Committee may require and shall be accompanied by the application form for a Savings Contract which has been signed by the applicant and duly completed save the amount of the monthly payments to be made shall have been left blank. Subject to the limits set out in paragraph (D) of this Rule such application shall also specify the amount the applicant wishes to save each month under the Savings Contract and shall authorise the company in the Group by which such employee is from time to time employed to deduct such amount (or such lesser amount as is appropriate to the reduced amount determined in accordance with paragraph (C) of this Rule) from his pay.

(B)
The amount for which Shares may be acquired under any Option shall be as nearly as possible (without involving fractions of a Share) equal to but shall not exceed the Total Savings (as reduced pursuant to paragraph (C) of this Rule where appropriate) of the Participant under the Savings Contract entered into by him in connection with the grant of that Option.

(C)
In the event that following any invitation pursuant to paragraph 2(A) the Committee receives valid applications which would (but for the provisions of this paragraph) result in the grant of Options over a greater number of Shares than would, in the opinion of the Committee, prevent reasonable participation in the Scheme by Eligible Employees at subsequent Invitation Dates, the Committee shall scale down pro rata the monthly contribution in excess of the minimum monthly contribution (specified in paragraph (D) below) for which applications have been made and advise applicants accordingly, provided that in the event of there being insufficient shares to cover the minimum monthly contribution (specified in paragraph (D) below) of applications, Options based on such minimum monthly contribution will be granted to those applicants who are selected by lot the arrangements for which shall be made by the Committee.

(D)
The minimum monthly contribution payable under a Savings Contract by a Participant shall be £5. The aggregate of any Participant’s monthly contributions under Savings Contracts shall not exceed the limit stated in paragraph 24(2) of Schedule 9 to the Act.

5.   EXERCISE OF OPTION

(A)
It is a condition of the exercise of an Option under the Scheme that the Shares acquired on such exercise shall be paid for with monies not exceeding the amount of repayments made to the Participant under the Savings Contract entered into by him in connection with the grant of Option concerned (for this purpose repayments shall include any bonus or interest received).

(B)
No Option may be exercised by a Participant who is excluded by paragraph 8 of Schedule 9 to the Act (and nor may the personal representative of the Participant exercise any such Option if the Participant was so prevented at the date of his death). Subject thereto Options may be exercised only within the following periods:-

(i)	Exercise following the Bonus Date

the period of six months following the Bonus Date under the relevant Savings Contract;

(ii)	Exercise on ceasing employment due to injury, disability, redundancy or retirement if at a time when an Option granted to him is still subsisting a Participant ceases to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason of injury, disability or redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978 and providing that the first deduction under the relevant Savings Contract has been made to the Savings Body) or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the period of six months following such cessation but not later than six months after the Bonus Date of the relevant Savings Contract;

(iii)	Exercise on reaching retirement

where a Participant continues to hold the office or employment by virtue of which he is eligible to participate in the Scheme after the date on which he reaches the Specified Age, the period of six months following attainment of such age but not later than six months after the Bonus Date of the relevant Savings Contract;

(iv)	Exercise on leaving three years after Date of Grant

where a participant ceases to hold the office or employment by virtue of which he is eligible to participate in the Scheme no earlier than three years after the Date of Grant of the relevant Option, the period of six months following such cessation but not later than six months after the Bonus Date of the relevant Savings Contract;

(v)	Exercise on death

if at a time when an Option granted to him is still subsisting a Participant dies prior to the Bonus Date of the relevant Savings Contract, the period of twelve months after the date of his death or if he dies within six months after the said Bonus Date the period of twelve months after the said Bonus Date;

(vi)	Exercise on sale of group company or business

if a Participant ceases to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason only that:—

(a)	that office or employment is in a Group company of which the Company ceases to have Control; or

that office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has Control, the period of six months following such cessation but not later than six months after the Bonus Date of the relevant Savings Contract;

(vii) Exercise	on change in Control

in the circumstances set out in, and the periods specified in, Rule 7.

(C)
No Participant shall be treated for the purposes of sub-paragraphs (B)(ii), (B)(vi), above and 6(A)(i) below as ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme until he ceases to hold any office or employment in the Company or any Associated Company of the Company or any company of which the Company has Control.

(D)	Save as provided in sub-paragraph (B)(v) above, no Option shall be exercisable more than six months after the Bonus Date under the relevant Savings Contract.

(E)	Save as provided in sub-paragraphs (B)(ii), (B)(iv), (B)(v) and (B)(vi) above no Option shall be exercised by a Participant unless he is at that time a director or employee of the Group.

(F)
An Option shall be exercisable in whole or in part during the periods referred to in paragraph (B) of this Rule by the Participant delivering to such office of the Company as the Committee may determine a written notice in such form as the Committee may from time to time determine specifying the number of Shares in respect of which the Option is exercised. With such notice the Participant shall deliver to the Secretary a remittance for the total Exercise Price for the number of Shares in respect of which the Option is exercised such remittance not exceeding the repayments referred to in paragraph (A) of this Rule. Subject to paragraph 7(C) the date of receipt by the Secretary as aforesaid of such notice together with such remittance shall be the date upon which the Option is deemed to be exercised.

(G)
If upon any exercise of an Option the remittance referred to in paragraph (F) of this Rule is less than the amount required to pay for all the Shares in respect of which the Option is exercisable in accordance with paragraph (A) of this Rule, the Option shall be deemed to have been exercised in respect of such whole number of Shares as may be acquired with the amount of the remittance and the Option to the extent not so deemed to be exercised shall immediately lapse.

6.	LAPSE OF OPTION

(A)	An Option shall immediately lapse and cease to be exercisable:

(i)
upon the Participant ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme (within the meaning of Paragraph 5(C) above) in any circumstances other than those described in sub-paragraphs 5(B)(ii), 5(B)(iv), 5(B)(v) and 5(B)(vi);

(ii)	upon the expiration of any of the periods referred to in paragraph 5(B) (except that referred to in sub-paragraph 5(B)(iii));

(iii)	as provided in paragraph 5(G);

(iv)	as provided in Rule 7;

(v)	upon the Participant

(a)	making a written application to the nominated Savings Body for repayment under the related Savings Contract; or

(b)	giving notice to the nominated Savings Body that he intends to stop paying contributions under the related Savings Contract; or

(c)	failing to pay a monthly contribution under the related Savings Contract on or before the due date on seven occasions,

in each case before the earliest date on which the Option becomes exercisable under paragraph 5(B).

(B)
A Participant may at any time prior to the exercise thereof renounce an Option (in whole but not in part) by serving notice in writing on the Committee of such intention. The renunciation shall be effective from the date of receipt of such notice by the Committee, upon which date the relevant Option shall immediately lapse.

(C)
It shall be a condition of the Scheme that a Participant shall not be entitled to any compensation in the event of cessation, lapse or alteration of any rights under the Scheme or under any Option granted pursuant thereto. No provisions of the Scheme shall form part of any contract of employment between any company comprised within the Group and a Participant.

(D)
Nothing in this Scheme or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employ of the Group, or shall affect the right of any company within the Group to terminate the employment of any person without liability at any time with or without cause, or shall impose upon the Company or any company Controlled by the Company, the Board or their respective agents and employees any liability for any forfeiture or termination of Options which may result if that employee’s employment is so terminated.

7.	TAKEOVER, ETC

(A)	If any person obtains Control of the Company as a result of making either:

(i)
a general offer to acquire the whole of the issued common share capital of the Company (excluding any such share capital already owned or controlled by that person) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

(ii)	a general offer to acquire all the Shares (excluding any Shares already owned or controlled by that person)

any Option held by a Participant may be exercised in whole or in part subject to and in accordance with Rule 5 or may be released subject to paragraph (D) below within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

If an Option is not so exercised or released the Option shall lapse subject always to paragraph (B) below. For the purposes of this paragraph, other than paragraph (D), a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

(B)	If:

(i)
any person (other than the Company, any trustee or other fiduciary holding securities of the Company under an employee benefit plan established by the Company or any company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their holdings of “voting shares” in the capital of the Company (shares which carry the right to vote on all matters submitted to the Company’s shareholders generally)) is or becomes, without the prior consent of a majority of the directors of the Company, who are “continuing Directors” (being members of the Board on the date of the adoption of the Scheme or persons who subsequently become members of the Board, all of whom were nominated for election or whose election to the Board was recommended or approved by a majority of the continuing Directors) the beneficial owner, directly or indirectly of, voting shares representing more than twenty percent of the combined voting power of all the securities of the Company then in issue; or

(ii)	the shareholders of the Company approve a definitive agreement or plan to:-

(a)
merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting shares of the Company in issue immediately prior thereto continuing to represent (either by remaining in issue or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting shares of the Company or such surviving entity in issue immediately after such merger or consolidation); or

(b)	sell or otherwise dispose of, all or substantially all of the Company’s property and assets,

then Options may be exercised in whole or in part, subject to and in accordance with Rule 5, within six months of the date of;

(aa)	any person becoming the beneficial owner of the Company’s shares within the terms of (i) above; or

(bb)	the Company approving a definitive plan or agreement within the terms of (ii) above,

and if not so exercised shall then lapse.

(C)

(i)
If a definitive agreement or plan is approved for the voluntary winding-up of the Company, each Participant may forthwith and until the expiry of the period of sixty days after the passing of the resolution exercise his Option and at the end of that period all Options shall lapse to the extent unexercised.

(ii)
Where a Participant exercises his Option in accordance with (i) above he shall be entitled to share in the assets of the Company with existing holders of Shares in the same manner as he would have been entitled had the Shares been registered in his name before the resolution was passed.

(D)
Options may be released from the rights under the existing Option (‘Old Option’) in whole or in part in consideration of the grant of a new option (‘New Option’) issued by a company (‘the Acquiring Company’) who obtains Control of the Company under paragraph (A) above within the Appropriate Period as defined in paragraph 15 (2) of Schedule 9 to the Act providing that the Company shall seek the agreement of the Acquiring Company and such agreement is obtained and that the New Option satisfies the following conditions:-

(i)	the shares in the Acquiring Company or a company which controls the Acquiring Company satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 of the Act;

(ii)	it is a right to acquire such number of Shares as has on acquisition of the New Option an aggregate market value equal to the Shares subject to the Old Option on its disposal;

(iii)	it has an Exercise Price per Share such that the aggregate price payable on exercise equals the aggregate price payable for the Old Option; and

(iv)	it is otherwise identical in terms to the Old Option.

The New Option shall, for all other purposes of this Scheme be treated as having been acquired at the same time as the Old Option for which it is substituted.
With effect from the release, references in Rules 5, 7, 8, 9, 10 and 11 to the Company and to Shares shall where appropriate also refer to the Acquiring Company or, as the case may be, the other company in respect of whose shares the New Option is granted and the shares of the Acquiring Company.

8.	ALLOTMENT AND LISTING

(A)
Subject to receipt of the appropriate remittance and to paragraph (B) below Shares will be issued or transferred to the Participants pursuant to the exercise of an Option, Shares to be issued will be allotted and issued not later than thirty days after the date of exercise of the Option. Such Shares will not rank for dividends paid by reference to a record date falling before the date of such exercise but otherwise will rank pari passu in all respects and form one uniform class with the Shares in issue on the date of exercise.

(B)
Any allotment and issue of Shares hereunder shall be subject to such consents (if any) of the authorities (whether of the United Kingdom or elsewhere) as may from time to time be required and it shall be the responsibility of the Company to obtain or to advise the Participant to obtain such consents.

9.	NON-TRANSFERABILITY, ETC

(A)	Neither Options nor rights under Options may be transferred by a Participant to any other person.

(B)
The Company shall maintain in being and available for issue sufficient unissued Shares to satisfy all rights to subscribe for Shares from time to time subsisting under Options granted pursuant to the Scheme, taking account of any other obligations of the Company to allot and issue unissued Shares.

(C)	The Company shall bear the costs of establishing and administering the Scheme.

(D)	The Company shall maintain or cause to be maintained all necessary accounts and records relating to the Scheme.

10.	REGULATIONS, AMENDMENTS AND TERMINATION

(A)
The Scheme shall be administered by the Committee who may from time to time make such regulations as they think fit not being inconsistent with these Rules as necessary. Any question concerning the interpretation of these Rules or of such regulations as aforesaid including the eligibility of a person to participate or the extent to which he shall participate or continue to participate on the Scheme or as to whether an event has occurred upon which any Option has become exercisable or has lapsed shall be determined by the Committee and such decision shall be final and binding upon both the Company and the Participant.

(B)	The Committee shall be entitled to amend all or any of the provisions of the Scheme provided that:-

(i)
no amendment shall be effective which would materially prejudice the interests of Participants in relation to Options already granted to them unless with such prior consent or sanction of Participants as would be required under the provisions for the alteration of class rights contained in the Bylaws of the Company for the time being if the Shares to be allotted on the exercise of the Options constituted a separate but single class of shares (or two or more classes of shares according to the respective Dates of Grant as the Committee may deem appropriate) and such shares were entitled to such rights;

(ii)	no amendment shall be put into effect until it is approved by Inland Revenue pursuant to Part 1 of Schedule 9 of the Act;

except that proviso (ii) above shall not apply to the extent that any amendment is necessary or desirable in order to comply with or take account of any statutory provisions or in order to obtain or maintain Inland Revenue approval of the Scheme under any enactment.

(C)	The Board of Directors may decide to grant no further Options and may suspend or terminate the Scheme (but without prejudice to Options already granted) at any time.

(D)	No invitations may be issued under the Scheme more than ten years after the Adoption Date but any rights of Participants then subsisting shall remain in force.

(E)	Clause and sub clause headings are inserted for ease of reference only and shall not affect the construction or interpretation of these Rules.

11.	NOTICES

(A)	The provisions of the Company’s Bylaws for the time being with regard to the service of notices on members shall apply mutatis mutandis to any notice to be given under the Scheme to a Participant.

(B)	A Participant shall not be entitled to receive copies of any notice or other document sent by the Company to its Shareholders prior to the exercise of an Option.

12.	GOVERNING LAW

These Rules shall be governed by and construed in accordance with English Law.